Exhibit 99.1

FOR IMMEDIATE RELEASE

Celsius Holdings, Inc. to Release First Quarter 2022 Financial Results

On Tuesday, May 10, 2022

BOCA RATON, FL, May 3, 2022/PRNewswire/ -- Celsius Holdings, Inc., (Nasdaq: CELH), maker of the leading global fitness drink, CELSIUS®, today announced that it will release financial results for the first quarter ended March 31, 2022, on Tuesday, May 10, 2022, after market close. Management will then host a conference call that same day at 4:30 p.m. Eastern Time, to discuss the results with the investment community.

To participate in the conference call, please call one of the following telephone numbers at least 10 minutes before the start of the call:

US:	877-709-8150
International:	201-689-8354

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=tSbZnnGx

An audio replay of the call will be available on the Company's website at:

https://www.celsiusholdingsinc.com/press-releases/

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), is a global consumer packaged goods company with a proprietary, clinically proven formula for its master brand CELSIUS®. A lifestyle energy drink born in fitness and a pioneer in the rapidly growing energy category. CELSIUS® offers proprietary, functional, essential energy formulas clinically-proven to offer significant health benefits to its users. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. For more information, please visit: http://www.celsiusholdingsinc.com

Investor Relations:
Cameron Donahue
(651) 707-3532
cdonahue@celsius.com